SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[ ]    Preliminary Information Statement     [ ] Confidential, for use of the
[X]    Definitive Information Statement          Commission only

                             ECOSYSTEM CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)     Title of each class of securities to which transaction applies:

  ..................................................................

  2)     Aggregate number of securities to which transaction applies:

  ..................................................................

  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

  4)     Proposed maximum aggregate value of transaction:

  ...................................................................

  5)     Total fee paid:

  ...................................................................

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)    Amount Previously Paid:

  ......................................
  2)   Form, Schedule or Registration Statement No.:

  ......................................
  3)   Filing Party:

  ......................................
  4)   Date Filed:

  ......................................

                              ECOSYSTEM CORPORATION
                           ONE PENN PLAZA, SUITE 1612
                               NEW YORK, NY 10119



                              INFORMATION STATEMENT



To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holder of shares representing a majority of the voting power of EcoSystem Corporation (the "Company") has given its written consent to a resolution adopted by the Board of Directors of the Company to amend the articles of incorporation so as to effect a reverse split of the Company's common stock in a ratio of 1-for-1,000. We anticipate that this Information Statement will be mailed on September 21, 2009, to shareholders of record. On or after October 12, 2009, the amendment of the articles of incorporation will be filed with the Delaware Secretary of State and will become effective.

Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, the Company will not hold a meeting of its shareholders to consider or vote upon the amendment of the Company's certificate of incorporation.



                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.







September 17, 2009                             KEVIN KREISLER, Chairman

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

We determined the shareholders of record for purposes of this shareholder action at the close of business on September 2, 2009 (the "Record Date"). The table below lists the number of shares of each class of voting stock that were outstanding on the Record Date, and the voting power of each class. Each share of common stock is entitled to one vote. The holder of the Series D shares is entitled to a portion of the aggregate voting power equal to 80% multiplied by a fraction, the numerator of which is the number of outstanding Series D shares and the denominator of which is 1,000,000.

Security                          Authorized       Outstanding       Voting Power
--------                        ------------      ------------     --------------
Common Stock                   5,000,000,000     4,280,747,356      4,280,747,356
Series D Preferred Stock           1,000,000           921,000     11,983,490,318
                                                                   --------------
                                                                   16,264,237,674

The following table sets forth information regarding the voting stock beneficially owned by the directors of the Company, the officers and directors as a group, and by any person who, to our knowledge, owned beneficially more than 5% of any class of voting stock as of September 2, 2009.

                                 Amount and Nature of Beneficial Ownership
                       ---------------------------------------------------------------------
Name and Address(1)                                     Series D               Percentage of
Of Beneficial Owner           Common     % of Class    Preferred   % of Class   Voting Power
-------------------    -------------   ------------  -----------  -----------  -------------
Kevin Kreisler(2)      3,400,000,000           79%       921,000      100.00%          74%
Trevor Bourne                   --             --           --           --            --
                        ------------   -----------  ------------  -----------  ------------
Officers and Directors
as a Group (3 persons) 3,402,500,000           79%       921,000      100.00%          74%

(1) The address of each shareholder is c/o EcoSystem Corporation, One Penn Plaza, Suite 1612, New York, NY 10119.

(2) All shares listed for Mr. Kreisler are owned of record by either Viridis Capital, LLC or Corn 2.0, LLC., including 318,750 shares of Series D Preferred stock held for the benefit of Company management. Mr. Kreisler is the sole member of Viridis Capital, LLC and of Corn 2.0, LLC.

                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
              TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK

The Board of Directors of the Company has unanimously adopted a resolution to amend the articles of incorporation so as to effect a reverse split of the Company's common stock in a ratio of 1-for-1,000 (the "Reverse Split"). The holder of shares representing a majority of the voting power of the Company's outstanding voting stock has given its written consent to the resolution. Under Delaware corporation law, the consent of the holder of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after October 12, 2009, and it will become effective on the date of such filing (the "Effective Date").

The Amendment to the Certificate of Incorporation provides that each one thousand shares of common stock outstanding on the Effective Date will be exchanged for one post-Reverse Split share of Company common stock ("New Common Stock"). No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse
Split will be issued one whole share of New Common Stock in lieu of the fraction.

Reasons for Approving the Reverse Stock Split

The reason for the Reverse Split is to facilitate completion of the Senior Investment described later in this Information Statement. At the present time, the Board of Directors has not made any specific plan, commitment, arrangement, understanding or agreement with respect to the additional authorized shares that will be available for issuance after the Reverse Split, other than shares needed for issuance upon conversion of the derivative securities discussed below relating to the completion of the Senior Investment. Insofar as the completion of the Reverse Split is required under the terms of the Senior Investment, and Management expects that the proceeds from the Senior Investment will allow the Company to complete acquisitions and implement technological improvements, the Board of Directors believes that the Reverse Split is essential to the Company's growth.

General Effect of the Reverse Stock Split on Capital Stock

The New Common Stock will not be different from the common stock held by the Company's stockholders prior to the Reverse Split. The stockholders will have the same relative rights following the Effective Date as they had prior to the Effective Date, except to the extent the proportion of shares that they own is affected by the rounding up of fractional shares. The column labeled "Pro Forma Common Shares at Completion of Reverse Split" in Table 3 below shows the cumulative effect on the Company's voting stock of the Reverse Split that will occur on the Effective Date. The amounts indicated in Table 3 do not reflect any adjustments that may result from the rounding-up of fractional shares because we cannot calculate at this time the number of fractional shares that will result from the Reverse Split.

As a result of the Reverse Split, there will be 4,975,000,000 common shares available for issuance. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the Company's shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that the Company obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in the Company. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Company's common stock.

The Reverse Split, with the resulting increase in the number of shares available for issuance, is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make the Company unattractive to the party seeking control of the Company. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

Exchange of Stock Certificate and Liquidation of Fractional Shares

On the Effective Date, the outstanding certificates representing shares of the Company's common stock will be automatically converted into certificates representing shares of New Common Stock. It is not necessary for a shareholder to obtain a replacement certificate in order to be registered in the record books of the corporation as the owner of the appropriate number of share of New Common Stock. Every shareholder who wishes to receive a replacement certificate, however, may do so by surrendering to the Transfer Agent his certificate representing shares of pre-Reverse Split common stock and paying the Transfer Agent's standard fee. In exchange, he will receive a replacement certificate representing the appropriate number of share of New Common Stock. The name and address of the Transfer Agent are:

                        Olde Monmouth Stock Transfer Co.
                              200 Memorial Parkway
                          Atlantic Highlands, NJ 07716
                                  732-872-2727
No Dissenters Rights

Under Delaware law, shareholders are not entitled to dissenters' rights with respect to any of the transactions described in this Information Statement.

                                SENIOR INVESTMENT

On July 24, 2009, the Company entered into a Unit Subscription Agreement (the "USA") with Copperbottom Investments, Ltd. ("Lead Senior Investor"), Absentia Holdings, Ltd., On Time Investments, Ltd., Agri-Technologies, Ltd., and Britannia Securities International, Ltd. (collectively, the "Senior Investors"), pursuant to which the Senior Investors agreed to purchase 766,190 shares of the Company's newly designated Series E Preferred Stock (the "Series E Shares"), and 24,705,000 warrants to purchase additional Company common shares (the "Senior Warrants") (the Series E Shares and the Senior Warrants shall be collectively referred to herein as the "Senior Units") for $76,619,000 (the "Senior Purchase Price"), subject to certain conditions discussed below (the "Senior Investment").

Use of Proceeds

Under the terms of the USA, the Company is permitted to use the Senior Purchase Price proceeds to facilitate (1) the acquisition by the Company of several distressed corn ethanol production facilities, (2) the acquisition and/or construction by the Company of existing corn oil extraction facilities and/or other strategically compatible cash flow producing assets, and (3) the development and integration of the Company's Cellulosic Corn(TM) technologies into the Company's acquired corn ethanol plants.

Release Schedule

Pursuant to the USA, the Senior Purchase Price was deposited into a restricted account opened in the name of the Company (the "Restricted Account") at Elco Securities, Ltd. (the "Escrow Agent"), a Bahamian broker dealer. The conditions of the release of the Senior Purchase Price to the Company from the Restricted Account are set forth in an Account Management Agreement dated July 24, 2009 (the "Senior AMA") by and between the Escrow Agent, the Senior Investors, the Company, and Viridis Capital, LLC ("Viridis"), the Company's majority shareholder. (The USA and the Senior AMA shall be collectively referred to herein as the "Agreements").

The Senior AMA provides that the Senior Purchase Price shall be released to the Company after either (1) the Company shall have filed and made effective a registration statement pertaining to that portion of the Company common shares issuable upon the conversion of the Series E Shares, or (2) such Company common shares shall have become eligible for public resale pursuant to applicable SEC rules. Thereafter, the Senior Purchase Price shall be released from the Restricted Account to the Company in monthly installments at a rate equal to the lesser of (1) the scheduled monthly rate stated in Table 1 below, or (2) an amount equal to 20% of the average 30 day closing bid price for the Company's common stock (the "Market Price"), multiplied by the total number of shares of Company common stock traded during the 30 calendar days prior to each monthly release (the "Trailing Volume").

Pursuant to the Senior AMA, the Series E Shares were deposited in restricted accounts at the Escrow Agent in the name of each Senior Investor. The Series E Shares shall be converted into Company common shares and released to each Senior Investor, on a pro rated basis, at a rate equal to the rate at which the Senior Purchase Price proceeds are released from the Restricted Account to the Company divided by the Fixed Price per common share stated in Table 1 below; provided, however, that if the Market Price is less than the Target Price per common share stated in Table 1 below at the time of conversion, then the amount of common shares issuable upon conversion of the Series E Shares shall be equal to the amount of Senior Purchase Price proceeds released from the Restricted Account to the Company divided by 60% of the Market Price.

Senior Warrants

The Senior Warrants shall be exercisable until August 4, 2012 in the amounts and at the exercise prices set forth in Table 2 below. The Company is required to use its best efforts to file a registration of the common shares underlying the Senior Warrants prior to November 4, 2009.

Transaction Costs

The Company is required to pay to Catwalk Capital, LLC fees equal to 10% of the gross Senior Purchase Price and Senior Warrant exercise proceeds (collectively, the "Gross Proceeds") received from the Senior Investors. The Company is also required to pay 1.6% of the Gross Proceeds to the Lead Senior Investor (collectively, with the payments to Catwalk Capital, the "Fees"). All Fees shall be payable on a pro rated basis at the time that the Senior Purchase Price or Senior Warrant exercise proceeds are released to the Company. This corresponds to a total of $8,887,804 in Fees upon full payment of the Senior Purchase Price, and $9,100,827 in additional Fees upon full exercise of the Senior Warrants. After accounting for the Fees, the net Senior Purchase Price proceeds to be released to the Company are $67,731,196 (less account management fees paid to the Escrow Agent of $9,000 per year), and the net proceeds to be paid to the Company upon exercise of the Senior Warrants are $69,354,578.

Restrictions Applicable to Senior Investors

The Agreements provide that the Escrow Agent shall not release Company common shares to the Senior Investors upon conversion of the Series E Shares, either individually or in the aggregate, at a rate greater than 20% of the Trailing Volume; and that no Senior Investor shall convert Series E Shares or exercise the Senior Warrants or receive shares of Company common stock to the extent that after giving effect to such conversion or exercise, any Senior Investor, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder) in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion or exercise.

Restrictions Applicable to Management

Minimum Ownership and Lock-Up

The Agreements provide that Viridis and the Company's management (collectively, "Management") shall beneficially own in the aggregate no less than 51% of the outstanding Company common stock (the "Minimum Ownership") until such time as the Senior Purchase Price has been fully released to the Company (the "Full Release Date"). Neither Viridis nor the Company's management shall sell or otherwise transfer shares of Company common stock in an amount that would cause Management to beneficially own less than 51% of the outstanding Company common stock until the Full Release Date.

Forfeiture of Management Shares

Effective July 24, 2009, the Company and Management entered into an agreement pursuant to which the parties agreed that all shares of Company stock held by Management in excess of 30% of the Company's outstanding common stock shall be surrendered to the Company on a pro rated basis for cancellation in the event that the Company shall have failed to achieve an annualized renewable fuel production rate of 500,000,000 gallons per year prior to one year after the Full Release Date (the "Performance Hurdle").

Pro Forma Share Structure

The Agreements require the Company to file and make effective an amendment to its certificate of incorporation to give effect to a 1-for-1,000 reverse stock split prior to the initial release of the Senior Purchase Price proceeds. Immediately thereafter, the Company shall have no less than about 25,000,000 shares of common stock outstanding on a post-split basis prior to conversion of the Series E Shares and/or exercise of the Senior Warrants. The "Fixed Price," "Target Price" and "Exercise Price" listed in Tables 1 and 2 assume that the 1-for-1000 Reverse Split has been implemented.

Table 3 below sets forth the Company's pro forma share structure on the assumptions (1) that the 1-for-1,000 reverse stock split has been implemented,
(2) that no Senior Warrants have been exercised, (3) that all shares of common stock issued upon conversion of the Series E Shares are issued at the Fixed Price (meaning that the Company's Target Prices have been achieved as stated in Table 1), and (4) that Management's ownership remains at 51% at the Full Release Date (meaning that the Performance Hurdle has been achieved):

Table 1 - Release Schedule
                    Scheduled Release of                                                                  Pro Forma
Month              Senior Purchase Price    Series E Shares       Fixed Price      Target Price       Common Shares
-------------------------------------------------------------------------------------------------------------------
1                        $      588,400              5,884      $       2.00      $       3.33              294,200
2                        $      588,400              5,884      $       2.06      $       3.43              285,631
3                        $      588,400              5,884      $       2.12      $       3.54              277,155
4                        $      588,400              5,884      $       2.19      $       3.65              268,774
5                        $      588,400              5,884      $       2.26      $       3.76              260,515
6                        $      588,400              5,884      $       2.33      $       3.89              252,370
7                        $    2,156,400             21,564      $       2.41      $       4.01              895,478
8                        $    2,380,400             23,804      $       2.49      $       4.15              956,560
9                        $    2,604,400             26,044      $       2.57      $       4.29            1,012,243
10                       $    2,828,400             28,284      $       2.66      $       4.44            1,062,669
11                       $    3,052,400             30,524      $       2.75      $       4.59            1,108,070
12                       $    3,276,400             32,764      $       2.85      $       4.75            1,148,647
13                       $    3,500,500             35,005      $       2.96      $       4.93            1,184,602
14                       $    3,724,500             37,245      $       3.06      $       5.10            1,216,044
15                       $    3,948,500             39,485      $       3.18      $       5.29            1,243,270
16                       $    4,172,500             41,725      $       3.29      $       5.49            1,266,428
17                       $    4,396,500             43,965      $       3.42      $       5.70            1,285,752
18                       $    4,620,500             46,205      $       3.55      $       5.92            1,301.620
19                       $    4,844,500             48,445      $       3.69      $       6.15            1,313,620

                                       5

20                       $    5,068,500             50,685      $       3.83      $       6.39            1,322,574
21                       $    5,292,500             52,925      $       3.98      $       6.64            1,328,439
22                       $    5,516,500             55,165      $       4.14      $       6.91            1,331,459
23                       $    5,740,600             57,406      $       4.31      $       7.18            1,331,833
24                       $    5,964,600             59,646      $       4.49      $        7.48           1,329,662
-------------------------------------------------------------------------------------------------------------------
Total                    $    76,619,000            766,190                                              23,277,397

Table 2 - Senior Warrant Exercise Price Schedule
Senior Warrant                    Amount     Exercise Price         Proceeds
----------------------------------------------------------------------------
Warrant A                       710,960        $      2.40      $  1,706,304
Warrant B                       690,253        $      2.47      $  1,706,305
Warrant C                       669,770        $      2.55      $  1,706,306
Warrant D                       649,531        $      2.63      $  1,706,318
Warrant E                       629,556        $      2.71      $  1,706,286
Warrant F                       609,864        $      2.80      $  1,706,277
Warrant G                     2,164,039        $      2.89      $  6,253,423
Warrant H                     2,311,650        $      2.99      $  6,903,049
Warrant I                     2,446,192        $      3.09      $  7,552,618
Warrant J                     2,568,103        $      3.19      $  8,202,264
Warrant K                     2,677,844        $      3.31      $  8,851,881
Warrant L                     2,775,873        $      3.42      $  9,501,536
Warrant M                     2,862,769        $      3.55      $ 10,151,379
Warrant N                     2,938,596        $      3.68      $ 10,801,458
----------------------------------------------------------------------------
Total                         24,705,000                        $ 78,455,405

Table 3 - Pro Forma Share Structure
                                                         Pro Forma Common Shares                 Pro Forma Common Shares
                                                  at Completion of Reverse Split                at the Full Release Date
Month                                             Common Shares       Percentage      Common Shares           Percentage
------------------------------------------------------------------------------------------------------------------------
Public Float                              (1)         5,000,000           20.00%          5,000,000                8.66%
Management                            (1) (2)        20,000,000           80.00%         29,431,576               51.00%
Copperbottom Investments, Ltd.            (3)               -              0.00%          4,655,479                8.07%
Absentia Holdings, Ltd.                   (3)               -              0.00%          4,655,479                8.07%
Britannia Securities International, Ltd.  (3)               -              0.00%          4,655,479                8.07%
Agri-Technologies International, Ltd.     (3)               -              0.00%          4,655,479                8.07%
On Time Investments, Ltd.                 (3)               -              0.00%          4,655,479                8.07%
------------------------------------------------------------------------------------------------------------------------
Total                                                25,000,000          100.00%         57,708,973              100.00%

(1) The Pro Forma Common Shares at Completion of Reverse Split are based on the outstanding common stock as of the Record Date plus common shares issuable upon conversion of Series D Preferred Shares, including 20,000,000 common shares issued upon conversion of 60,397 Series D Preferred Shares.

(2) The shares of common stock initially held by Management are subject to the conditions noted above, and are subject to downward modification to 30% in the event that the Performance Hurdle is not met. Viridis and Corn 2.0, LLC, which companies are owned by the Company's chairman and chief executive officer, collectively hold 637,500 shares of Company Series D Preferred Stock, which shares are convertible at all times into 51% of the outstanding common stock (when taken with each holder's then-current common stock holdings) until the Full Release Date. An additional 302,103 shares of Series D Preferred Stock are beneficially owned by Viridis and are subject to the Restrictions Applicable to Management noted above

(3) The shares of common stock shown for the Senior Investors are estimated based on the assumed conversion of the Series E Shares at the Fixed Prices shown in Table 1 above, which prices were established based on the assumption that the Company successfully achieves a weighted average Target Price of $5.49 (the "WA Price") between the initial payment of the Senior Purchase Price and the Full Release Date. This WA Price corresponds to a Company market capitalization of about $316,600,000 and about $0.63 per gallon of renewable fuel produced at the 500,000,000 gallon per year Performance Hurdle. The shares of common stock issuable to the Senior Investors upon conversion of the Series E Shares shall be subject to upward modification in the event that the Company fails to achieve the Target Prices set forth in Table 1 above. For example, if the Common Stock trades at 25% less than the Target Prices, then the amount of common stock issuable to the Senior Investors upon conversion of the Series E Shares would increase by 33%, or by about 7,759,132 additional shares of common stock; and, given the operation of the 51% Management Minimum Ownership requirement, the Pro Forma Common Shares at the Full Release Date in Table 3 above would then either (1) increase to 73,543,937 total shares of common stock outstanding if the Performance Hurdle is met, or (2) decrease to 51,480,756 if the Performance Hurdle is not met.

                                    * * * * *
                                       6